Exhibit 3.18(b)

BY-LAWS

OF

EDWARD S. GORDON MANAGEMENT CORPORATION

ARTICLE 1

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be located in the County of New York and State of New York.

SECTION 2. OTHER OFFICES. The corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the directors.

ARTICLE II

SHAREHOLDERS

SECTION 1. PLACE 0F MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held within five months after the close of the fiscal year of the corporation.

SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

SECTION 5. NOTICE OF SPECIAL MEETING. Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

SECTION 6. QUORUM. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

SECTION 7. VOTING. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

SECTION 8. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Whenever, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER. The number of directors of the corporation shall be determined from time to time by resolution of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify. The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

SECTION 2. POWERS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

SECTION. 3. MEETING, QUORUM, ACTION WITHOUT MEETING. Meetings of the Board of Directors may be held at any place, either within or without the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors and the vote of a majority of a quorum of directors shall constitute the act of the Board of Directors.

The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board of Directors. The Chairman of the Board of Directors (if any) or the President or Secretary may call, and at the request of any two directors must call, a special meeting of the Board of Directors, three days notice of which shall be given by mail, or two days notice personally or by telegraph or cable, to each director.

Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the meetings of the Board of Directors or Committee.

SECTION 4. VACANCIES, REMOVAL. Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders. Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

SECTION 5. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

ARTICLE IV

OFFICERS

SECTION 1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors, who shall hold office at the pleasure of the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Except for the offices of President and Secretary, any two or more offices may be held by one person; provided, however, when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time by the affirmative majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a special meeting of the Board of Directors called for that purpose or by the unanimous written consent of the Board of Directors.

SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall be the Chief Executive and Chief Operation Officer of the corporation and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

SECTION 4. THE PRESIDENT. The President, who may, but need not be director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. He shall be in charge of the day-to-day operations of the corporation subject to the direction of the Chairman of the Board and the Board of Directors.

SECTION 5. THE VICE-PRESIDENT. The Vice-President, or if there be more than one, the senior Vice-President as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the Board of Directors.

SECTION 6. THE TREASURER. The Treasurer shall have custody of all fund, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and aquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

SECTION 7. THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to shareholders and directors or other notices required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board of Directors may direct, and he shall perform all other duties incident to the office of Secretary.

SECTION 8. SALARIES. The salaries of all officers Board of Directors, and the fact that any shall not preclude him from receiving a or from voting upon the resolution providing the same.

ARTICLE V

CAPITAL STOCK

SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued, shall be signed by the Chairman or a Vice Chairman of the Board of Directors (if any) or by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signature of any such officers may be facsimiles.

SECTION 2. TRANSFER. Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly, assigned for transfer.

SECTION 3. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against any loss or liability by reason of the issuance of such new certificates.

SECTION 4. RECORD DATE. In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, preceding the date fixed for any action, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

ARTICLE VI

MISCELLANEOUS

SECTION 1. DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from funds legally available therefor.

SECTION 2. SEAL. The Board of Directors shall provide a suitable, corporate seal which shall be used as authorized by these By-Laws.

SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

SECTION 4. CHECKS, NOTES, ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

ARTICLE VI

AMENDMENTS

SECTION 1. BY SHAREHOLDER. These By-Laws may be amended at any meeting of the shareholders by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote of the outstanding stock having voting power, prevent either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

SECTION 2. BY DIRECTORS. The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.